[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Exhibit 10.17

FIRST AMENDMENT

This First Amendment (the “First Amendment”), dated April 15, 1999, (“Effective Date of this First Amendment”) entered by and between METABOLEX, INC., a Delaware corporation with a place of business at 3876 Bay Center Place, Hayward, CA 94545 (“Metabolex”), and DIATEX, INC., a Texas corporation with a place of business at 105 Elm Spring Lane, San Antonio, TX 78231 (“DiaTex”) amends the License and Development Agreement by and between the same Parties, dated June 30, 1998 (the “Agreement”). Metabolex and DiaTex may be referred to herein as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, The Parties having entered into an Agreement, the scope of which covers developing pharmaceutical products containing the chemical structure of Halofenate, its enantiomers, analogues or derivatives (“Licensed Compounds”), for the purpose of treating diabetes and related conditions; and

WHEREAS, DiaTex is now the registered holder of an IND (as defined in Section 1.11 of the Agreement) application No. 13,836 (the “Original IND”), filed with the FDA (as defined in Section 1.9 of the Agreement) under which the clinical development of the Licensed Compounds and/or the Halofenate Racemate (as defined in Section 1.21 of the Agreement) are permitted to take place; and

WHEREAS, DiaTex wishes to transfer ownership and all of its rights, privileges and obligations of ownership of the Original IND over to Metabolex and Metabolex wishes to accept such ownership rights, as well as privileges and responsibilities attendant to owning the Original IND.

NOW THEREFORE, in consideration of the foregoing and the covenants and mutual promises, the Parties hereby agree to amending the Agreement as follows:

1.	Add a definition for:

Original IND—means the Investigational New Drug application that DiaTex filed with the F.D.A. in accordance with 21 C.F.R. §312.3, as supplemented and current as of the Effective Date of this Amendment.

2.	Section 3.2(a) of the Agreement shall be replaced with the following:

Document Transfer. For good and valuable consideration, the sufficiency of which is hereby acknowledged, DiaTex hereby completely transfers and outright assigns to Metabolex, its legal representatives, successors and assigns, DiaTex’ interests, right and title in and to the Original IND. Promptly after executing this First Amendment, DiaTex shall transfer to Metabolex any and all documents or materials in its possession relevant and necessary for maintaining the Original IND. DiaTex shall undertake whatever actions, communications and measures required to properly affect such transfer, and acknowledgment of the same, with the FDA and any other agency regulating the conduct of development under the Original IND.

1.

3.	Add a new Section 16 as follows:

[*]. In the event that the Program (as defined in Section 3.1 of the Agreement) [*] of the Agreement, Metabolex shall [*] of the Agreement, its [*], to the extent there are any, [*] DiaTex. Metabolex agrees to [*] on the Effective Date of this Amendment from DiaTex, but may also [*]. At this time, DiaTex is free to use [*] on the Effective Date of this Amendment and to use [*]. However, the Parties recognize that the Original IND at this time may contain [*]. Subject to Section 3.5 of the Agreement, in the event that Metabolex [*] information, data and/or materials (including racemate and enantiomers) that [*] as provided under the Agreement, then DiaTex shall have [*]. In the event that DiaTex [*], but [*], then Metabolex shall [*], but would [*] of the Agreement. If Metabolex has [*] its [*] of this Section 3.6, then Metabolex shall [*].

4.	Add a new Section 8.2 (d)(i)-(iv) as follows:

8 .2(d)(i):

Indemnification by Metabolex. Metabolex shall indemnify, protect, and hold harmless DiaTex, its Affiliates, its and their respective directors, officers, employees, and agents (“DiaTex Indemnitees”) against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys fees and expenses and court costs) (collectively, “Losses”) resulting or arising from any third party claims, actions, proceedings, investigations or litigation relating to or arising from or in connection with its negligent or wrongful conduct of clinical trials from the Effective Date of this Amendment. Such indemnification rights shall abide only from such time and for so long as Metabolex owns or is transferred rights to conduct clinical trials under the Original IND in accordance with the transfer affected by this First Amendment. Notwithstanding the foregoing, Metabolex shall not be required to indemnify DiaTex for any Losses to the extent they arise from the negligent or wrongful acts or omissions of DiaTex or any of the DiaTex Indemnitees or DiaTex’s breach of its obligations to any third party or under this Agreement.

8 .2 (d)(ii) :

Indemnification by DiaTex. DiaTex shall indemnify, protect, and hold harmless Metabolex, its Affiliates, and its and their respective directors, officers, employees, and agents (the “Metabolex Indemnitees”) against any and all Losses resulting or arising from any third party claims, actions, proceedings, investigations or litigation relating to or arising from or in connection with: (i) any rights under the Original IND not otherwise subject to indemnification under Section 8.2(d)(i) above, as relate to the time when such claim arises; (ii) the negligent or wrongful acts or omissions of DiaTex or any of its directors, officers, employees or agents in connection with the Original IND; or (iii) the wrongful acts, representations or misrepresentations by DiaTex relating to the Agreement or transfer of rights under this First Amendment. Notwithstanding the foregoing, DiaTex shall not be required to indemnify Metabolex for any Losses to the extent they arise from the negligent or wrongful acts or omissions of Metabolex or Metabolex Indemnitees.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

2.

8 .2(d)(iii):

Procedure. The Party seeking indemnification hereunder (the “Indemnified Party”) shall (a) promptly notify the Party obligated to indemnify (the “Indemnifying Party”) of any Losses for which the Indemnified Party seeks indemnification; (b) cooperate fully with Indemnifying Party and its legal representatives in the investigation of any matter the subject of indemnification; (c) permit the Indemnifying party full control over the defense and settlement of any matter the subject to indemnification; and (d) shall not unreasonably withhold its approval of the settlement of any claim, liability or action by Indemnifying Party covered by this indemnification provision.

8 .2(d)(iv):

No Consequential Damages. Notwithstanding the Parties’ rights and remedies in equity and except with respect to indemnification obligations described hereunder, neither Party, nor its Indemnitees shall have any liability to the other for any special, incidental, indirect or consequential damages, including, but not limited to the loss of opportunity, use, revenue or profit, in connection with or arising out of this Agreement, or the services performed by Metabolex hereunder, even if such damages were foreseeable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

3.

To the extent there are conflicting terms between this First Amendment and the Agreement, the Terms of this First Amendment shall supersede the Agreement. All other terms and conditions of the Agreement shall abide this First Amendment.

THIS FIRST AMENDMENT has been executed by the Parties as of the Effective Date of this Amendment.

METABOLEX, INC.		DIATEX, INC.

By:	/s/ David W. Pritchard	By:	/s/ Samuel Friedberg
	David W. Pritchard		Dr. Samuel Friedberg

Title:	Vice President, Business Development and Finance	Title:	President

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

4.